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                                                                    EXHIBIT 99.1

                            EBT ACQUISITION COMPANY
                              5535 LOCH MOOR DRIVE
                              CLARKSTON, MI 48346


                               September 14, 1998



The Shareholders and Board of Directors
Electronic Billboard Technology, Inc.
3006 Longhorn Boulevard, Suite 107
Austin, TX 78758

     In Re: Letter of Intent

Gentlemen:

     This letter summarizes the prior discussions between Electronic Billboard Technology, Inc., a Delaware corporation (the "Seller") and EBT Acquisition Company, a Delaware corporation (the "Buyer"), and sets forth the general terms and conditions of a possible transaction under which Buyer would purchase the assets and assume certain of the liabilities described below of Seller at the price and on the terms and conditions set forth below (hereinafter referred to as the "Transaction").

     1. ASSETS TO BE PURCHASED. Buyer would purchase all of the tangible and intangible assets of Seller, including but not limited to the trade name, customer lists, inventories of raw materials, work in process and finished goods, machinery, equipment, tools, furniture, accounts and notes receivable, leases, security deposits, contract rights, vehicles, software, proprietary and product or service information and materials, licenses and permits, trademarks, service marks, slogans, trade names (including, without limitation, the name "Electronic Billboard Technology"), license agreements, blueprints, drawings, telephone number(s) of the business and data and information, processes, marketing information, manuals, technical licenses, patents and permits used in conducting Seller's business, but excluding those assets to be designated by Buyer on an exhibit to be attached to the Purchase Agreement referred to below (collectively, the "Purchased Assets").

     2. LIABILITIES TO BE ASSUMED. The liabilities, obligations and commitments of Seller to be assumed by Buyer are only those accounts payable incurred by Seller in the ordinary course of business (the "Assumed Liabilities") and Buyer shall not assume and shall not otherwise become liable or responsible for any liability, obligation or commitment of Seller whatsoever, either fixed or contingent, other than the Assumed Liabilities.
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     3.  PURCHASE PRICE.  The price to be paid for the Purchased Assets would be Five Million and No/100 Dollars ($5,000,000.00) (the "Base Consideration"), subject to the adjustments described below (the "Purchase Price").

     4. ESCROW AT CLOSING. At the closing, ten percent (10%) of the Base Consideration would be delivered by Buyer to an escrow agent, which would be a national banking association, state-chartered bank, savings and loan association, thrift institution or trust company determined by the mutual agreement of Buyer and Seller, to be held by the Escrow Agent in accordance with the terms of a mutually acceptable escrow agreement (the "Escrow Agreement"). The amount paid to the Escrow Agent would represent the "Escrow Amount" and would be held by the Escrow Agent (i) to satisfy any indemnification liabilities of Seller to Buyer arising out of the breach of any representation or warranty of Seller or any other provision contained in the Purchase Agreement, and (ii) to reimburse Buyer for the amount of any receivable of Seller which remain unpaid more than 90 days after its creation (upon receiving reimbursement, Buyer would convey all right, title and interest in each such receivable to Seller). The Escrow Amount would be held until expiration of the post-closing survival period for representations and warranties under the definitive agreement. At the end of that period, the Escrow Amount, less any amounts for which claims had been made by Buyer, would be delivered by the Escrow Agent to Seller. The Purchase Agreement would contain provisions pursuant to which disputes regarding claims against the Escrow Amount would be determined. In the event the Escrow Amount was insufficient to satisfy Seller's indemnification or reimbursement liabilities to Buyer, Seller would remain liable for the deficiency.

     5. PAYMENT OF PURCHASE PRICE. The Purchase Price (less the Escrow Amount) would be payable by Buyer to Seller at the Closing by certified check or wire transfer to an account designated by Seller.

     6. PURCHASE AGREEMENT. Upon execution of this letter, the parties would begin to negotiate a mutually satisfactory definitive purchase agreement (the "Purchase Agreement"). If successfully negotiated, the Purchase Agreement would provide for the closing of the sale of the Purchased Assets as soon as practicable after the satisfaction of the conditions to closing therein specified. The Purchase Agreement would contain representations or warranties by Seller and Seller's parent company, SI Diamond Technology, Inc. ("SIDT"), as are customary in a transaction such as the Transaction, including but not limited to representations and warranties related to the ownership and condition of the Purchased Assets, the absence of liens or encumbrances thereon, the absence of environmental liabilities, Seller's financials and operating information, Seller's obligations, liabilities, contracts, agreements, compliance with laws. The representations and warranties would survive the closing, for the periods specified in the Purchase


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Agreement. The Purchase Agreement would also contain covenants of Seller and
SIDT customary for transactions of this type, including but not limited to the operation of Seller's business in the ordinary course through the closing date. The Purchase Agreement would obligate Seller and SIDT to indemnify Buyer for breaches of Seller's and SIDT's representations and warranties discovered after the closing and for obligations existing prior to closing not assumed by Buyer.

     7. CONDITIONS. The Purchase Agreement would specify conditions to the obligation of Buyer to close the Transaction, including but not limited to the following:

         a. Buyer having successfully raised at least $7,000,000.00 in cash pursuant to the terms of a private placement offering of Class B common stock of the Buyer.

         b. The absence of any effective injunction or restraining order prohibiting the Transaction.

         c. The absence of any material adverse change in the business or financial condition of Seller and of any material loss or casualty to the Purchased Assets, since the date of the Purchase Agreement.

         d. The truth, correctness and accuracy of Seller's representations and warranties as of the closing date and Seller's performance of or compliance with all covenants and other obligations required to be performed or complied with by or as of the closing date.

     8. ACCESS. After the execution of this Letter by the Seller, and until the Closing of the Transaction or the termination of the Purchase Agreement in accordance with its terms, the Seller shall provide to the Buyer and its designees complete access to such information concerning Seller and its business and assets as Buyer shall request, and shall permit Buyer and its designees to conduct any examinations or investigations at such reasonable times and upon such reasonable terms as Buyer shall request.

     9. CLOSING. The closing would take place as soon as possible following execution of a Purchase Agreement between the parties, but in any event no later than three (3) days after fulfillment of all of the closing conditions set forth therein unless (a) the time for closing was extended by the mutual agreement of the parties in writing, or (b) receipt of required regulatory approvals or licenses or termination of applicable waiting periods remained pending, in which case the time for closing would be extended until the grant or denial of necessary approvals or licenses or the expiration of such waiting periods.
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     10.  CONFIDENTIALITY.  The existence of this Letter, its contents, previous discussions between the parties regarding the possibility of the Transaction shall not be disclosed by any party except to those officers, employees, directors, attorneys, accountants or financial advisers who need to know such information for the purpose of assisting such party in connection with the subject matter and the Transaction hereby contemplated, or except as may be required upon advice of counsel in compliance with applicable securities laws or stock exchange regulations. The Seller and the Buyer shall consult with the other prior to making any public announcement which may be so required.

     11. BINDING NATURE. This Letter is not contractual in nature and reflects only the intentions of the parties to proceed toward the negotiation of a Purchase Agrement and, if the Purchase Agreement is executed and subject to the terms thereof, the consummation of the Transaction. No party shall have any obligation to any other party hereunder and the parties shall have only those obligations, and shall make only those representations, warranties and covenants, as may be set forth in the Purchase Agreement, if any, which has been executed and delivered. No party shall have any obligation or liability based upon or arising under this Letter to any other party by reason of the fact that a Purchase Agreement is not prepared, authorized, executed or delivered. Each party shall pay its own expenses and those of its accountants, attorneys and other agents in connection with this Letter, the Purchase Agreement, any other agreements and transactions contemplated herein, whether or not the Transaction is consummated.

     To confirm that the foregoing accurately memorializes our previous discussions, please sign a copy of this Letter in the space set forth below and return it to the undersigned at 5535 Loch Moor Drive, Clarkston, MI 48346. This Letter may be signed in counterparts, and all counterparts taken together shall constitute the same Letter.

                                        EBT ACQUISITION COMPANY, a Delaware
                                        corporation


                                        By: /s/  Douglas P. Baker
                                            -----------------------------------

                                        Its: Secretary
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ACCEPTED AND AGREED:

ELECTRONIC BILLBOARD TECHNOLOGY, INC.,
a Delaware corporation


By:  /s/  Marc W. Eller
    -----------------------------

Its: Chief Executive Officer